EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in his capacity as an officer of Rongfu Aquaculture, Inc. (the "Company"), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge:

(1)
The Amendment No. 2 to the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 29, 2010

/s/ Keith Hor
Keith Hor
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Rongfu Aquaculture, Inc. and will be retained by Rongfu Aquaculture, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.